Hughes Hubbard & Reed LLP                          One Battery Park Plaza
-------------------------                          New York, New York 10004-1482
                                                   Telephone: 212-837-6000
                                                   Fax: 212-422-4726


                                                      December 28, 2001


The Legacy Funds, Inc.
61 Broadway
New York, New York 10006

Dear Sirs:

     You have requested our opinion in connection with the filing of Post-Effective Amendment No. 2 on Form N-1A to the Registration Statement of The Legacy Funds, Inc. (the "Company") filed under the Securities Act of 1933 (Registration No. 333-83871) and the Investment Company Act of 1940 (File No. 811-09495) and pertaining to shares of beneficial interest of the Company, par value $0.001 per share (the "Shares").

     In this connection, we have examined such records and documents, including a certificate of an officer of the Company on which we have relied as to factual matters, and have made such examination of law as we have deemed appropriate. Based upon the foregoing, it is our opinion that the Shares to be sold pursuant to Registration Statement No. 333-83871 as amended by Post-Effective Amendment No. 2, upon delivery of certificates for Shares or crediting of Shares to a shareholder's account as provided for in Registration Statement No. 333-83871, as amended, and payment therefor in accordance with the provisions of such Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to Registration Statement No. 333-83871.


                                               Very truly yours,

                                               /s/ Hughes Hubbard & Reed LLP

                                               HUGHES HUBBARD & REED LLP


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   47, Avenue Georges Mandel   1775 I Street, N.W.   350 South Grand Avenue     201 South Biscayne Boulevard
   75116 Paris, France         Washington, D.C.      Los Angeles, California    Miami, FL
   (33) (1) 44.04.80.00        20006-2401            90071-3442                 33131-4332
                               202-721-4600          213-613-2800               305-358-1666

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